Exhibit 99.1

EVERTEC, LLC REPORTS FIRST QUARTER 2012 RESULTS

First Quarter Highlights

•	Total revenues were $82.5 million, up 9% as compared to the first quarter of 2011.

•	Adjusted EBITDA was $38.5 million, an increase of 14%, as compared to the first quarter of 2011.

•	Net debt (unpaid principal balance, net of cash) decreased to $455.2 million as of March 31, 2012 compared to $512.5 million as of March 31, 2011.

SAN JUAN, PUERTO RICO – MAY 15, 2012 — EVERTEC, LLC (“EVERTEC” or the “Company”, formerly known as EVERTEC, Inc.) today reported consolidated results for the quarter ended March 31, 2012.

“We are pleased to report continued strong consolidated Adjusted EBITDA growth and revenue increases across our business lines,” said Peter Harrington, EVERTEC’s President and Chief Executive Officer. “Our first quarter 2012 results demonstrate both the increased penetration of our products and services within new and existing markets as well as the operating leverage inherent in our highly scalable, leading technology platform. Going forward we continue to believe we are well positioned to expand into additional Latin American markets and capitalize on the secular shift to electronic payments and ongoing technology outsourcing trends.”

First Quarter 2012 Financial Results

For the quarter ended March 31, 2012, total revenues increased by $6.7 million or 9% to $82.5 million compared to $75.8 million in the first quarter of 2011. The increase is attributable to revenue growth across EVERTEC’s three reportable segments. Transaction Processing segment revenues increased by $2.6 million, or 13%, Merchant Acquiring segment net revenues increased by $2.9 million, or 20%, and Business Solutions segment revenues increased $1.2 million or 3%. Revenue growth was primarily attributable to higher sales volume and transactions in both the local and international markets and the increased penetration of our products and services in the markets we serve.

Total operating costs and expenses, excluding depreciation and amortization, were $46.7 million for the three months ended March 31, 2012, compared to $46.0 million for the same period in 2011. The modest increase in operating costs and expenses of $0.7 million was primarily attributable to costs to support incremental growth of the business.

Non-operating expenses for the quarter ended March 31, 2012 were $13.3 million, compared to $17.7 million for the same period in 2011. The decrease of $4.4 million was mostly related to a reduction in interest expense as a result of lower outstanding debt attributed to prepayments and the refinancing completed during 2011 and a reduction in other expenses.

Income tax expense for the quarter ended March 31, 2012 was $1.1 million, compared to an income tax benefit of $29.1 million for the corresponding 2011 period. The income tax benefit for the three months ended March 31, 2011 was driven by a reduction in the marginal corporate income-tax rate from 39% to 30%, as a result of the tax reform enacted in Puerto Rico on January 31, 2011.

Adjusted EBITDA for the quarter ended March 31, 2012 was $38.5 million, an increase of $4.8 million, or 14%, compared to $33.7 million for the same period in 2011. This increase was primarily due to higher revenues partially offset by a slight increase in cash expenses. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) improved to 46.7% versus 44.5% in the first quarter of 2011 as a result of operating leverage and successful implementation of cost savings initiatives.

Cash and Liquidity

As of March 31, 2012, EVERTEC’s unrestricted cash balance was $80.4 million, and the Company had $50.0 million of borrowing capacity available under its revolving credit facility, which was undrawn as of that date.

Debt

As of March 31, 2012, the Company’s debt unpaid principal balance was $535.5 million.

Recent Developments

As previously announced, the Company completed a number of significant transactions after March 31, 2012, including the following:

•

On April 17, 2012, EVERTEC was converted from a Puerto Rico corporation to a Puerto Rico limited liability company for the purpose of improving the consolidated tax efficiency of EVERTEC and its subsidiaries. Through this new structure, the Company will benefit from at least $30.0 million of net operating losses and certain other tax attributes for Puerto Rico income tax purposes that prior to the conversion and change in tax law were available to the Company’s parent but not to the Company.

•

On May 4, 2012, the Company and EVERTEC Finance Corp. obtained the requisite consents from holders of at least a majority in aggregate principal amount of all outstanding senior notes on the record date of April 27, 2012, pursuant to their previously announced consent solicitation, to permit the Company to pay additional dividends of up to $270.0 million.

•	On May 7, 2012, the Company and EVERTEC Finance Corp. issued $40.0 million principal amount of additional senior notes.

•

On May 9, 2012, the Company entered into an amendment to the agreement governing its senior secured credit facilities to allow, among other things, a restricted payment in an amount not to exceed $270.0 million and certain adjustments to the financial covenant therein. The Company also incurred $170.0 million of secured incremental term loans.

•

On May 9, 2012, the Company used the net proceeds from the incremental term loan described above and the additional senior notes, together with cash on hand, to pay a cash distribution of approximately $267.0 million to its direct parent, Carib Holdings, LLC.

Conference-Call Information

EVERTEC will host an investor conference call to review the operating results for the first quarter of 2012 as follows:

Date: March 15, 2012
Time: 11:00 a.m. (Eastern Time)
Telephone access: (866) 510-0676 (U.S.) or (617) 597-5361 (outside U.S.) Passcode # 10637239
Live webcast: www.evertecinc,com, in the ‘Investor Relations’ section

The teleconference replay will be available two hours after completion through Tuesday, May 29, 2012 at (888) 286-8010 (U.S.) or (617) 801-6888. The conference ID for the replay is 59490712 . The archived webcast will be on the EVERTEC website, www.evertecinc.com, in the ‘News and Market Information’ area of the ‘Investor Relations’ section, under ‘Event Calendar’.

About EVERTEC, LLC

EVERTEC, LLC and its subsidiaries are a diversified processing business, offering transaction and payment processing services, merchant acquiring services, and business process management solutions in Puerto Rico and certain countries throughout the Caribbean and Latin America. EVERTEC owns and operates the ATH network, the leading debit payment and automated teller machine “ATM” network in Puerto Rico. EVERTEC’s products and services include point-of-sale processing, network and switch services, ATM driving services, core bank processing, business process outsourcing solutions, technology infrastructure management, and merchant acquiring services. Headquartered in San Juan, Puerto Rico, EVERTEC has approximately 1,500 employees in seven countries throughout the Caribbean and Latin America. EVERTEC is 51% owned by an affiliate of Apollo Global Management, LLC, a leading private equity and capital markets investor, and 49% owned by Popular, Inc., the largest financial institution in Puerto Rico and the Caribbean. For more information about EVERTEC, please visit www.evertecinc.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: our high level of indebtedness and restrictions contained in our debt agreements; our ability to generate sufficient cash to service our indebtedness and to generate future profits; our reliance on our relationship with Popular for a significant portion of our revenues; our ability to renew our client contracts on terms favorable to us; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH network; our dependence on credit card associations; changes in the regulatory environment and changes in international, legal, political, administrative or economic conditions; the geographical concentration of our business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; and evolving industry standards.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission (“SEC”) on March 27, 2012, and in the other reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Contacts:

Juan J. Román, CPA	Luis M. Cabrera
Executive Vice President and	Senior Vice President
Chief Financial Officer	Treasurer – Head of Investor Relations
(787) 759-9999, ext 4895	(787) 759-9999, ext 3897
jjroman@evertecinc.com	luiscabrera@evertecinc.com

Media Contact:

Wanda Betancourt, APR

Senior Vice President

Communications and Marketing

(787) 759-9999, ext 4805

wabetancourt@evertectinc.com

EVERTEC, Inc. (Unaudited) Consolidated Statements of Income

	Quarters ended March 31,
(Dollar amounts in thousands)	2012	2011
Revenues (1)
Transaction processing	$22,899	$20,271
Merchant acquiring, net	17,661	14,748
Business solutions	41,928	40,771

Total revenues	82,488	75,790

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	37,741	37,504
Selling, general and administrative expenses	8,987	8,495
Depreciation and amortization	17,922	17,372

Total operating costs and expenses	64,650	63,371

Income from operations	17,838	12,419

Non-operating (expenses) income
Interest income	117	314
Interest expense	(11,176)	(14,122)
Earnings of equity method investments	66	—
Other expenses	(2,260)	(3,886)

Total non-operating (expenses) income	(13,253)	(17,694)

Income (loss) before income taxes	4,585	(5,275)
Income tax expense (benefit)	1,054	(29,146)

Net income	$3,531	$23,871

(1)	Certain prior period balances have been reclassified to conform to the current presentation format which did not have any impact on net income.

Net Income Reconciliation to EBITDA and Adjusted EBITDA

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. We define “Adjusted EBITDA” as EBITDA as further adjusted to exclude unusual items and other adjustments described below. We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our presentation of Adjusted EBITDA is consistent with the equivalent measurements that are contained in our senior secured credit facilities and the indenture governing the notes in testing our compliance with covenants therein such as the senior secured leverage ratio and the fixed charge coverage ratio. In addition, in evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses such as those excluded in calculating them. Further, our presentation of these measures should not be construed as an inference that our future operating results will not be affected by unusual or nonrecurring items.

Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

•	they do not reflect cash outlays for capital expenditures or future contractual commitments;

•	they do not reflect changes in, or cash requirements for, working capital;

•	they do not reflect interest expense, or the cash requirements necessary to service interest, or principal payments, on indebtedness;

•	they do not reflect income tax expense or the cash necessary to pay income taxes;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash requirements for such replacements; and

•

other companies, including other companies in our industry, may not use EBITDA and Adjusted EBITDA or may calculate EBITDA and Adjusted EBITDA differently than as presented in this press release, limiting their usefulness as a comparative measure.

Adjusted EBITDA is not a measurement of liquidity or financial performance under GAAP. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with GAAP, as an indicator of cash flows, as a measure of liquidity or as an alternative to operating or net income determined in accordance with GAAP.

A reconciliation of net income to EBITDA and Adjusted EBITDA is provided below:

	Quarters ended March 31,		Twelve months ended
(Dollar amounts in thousands)	2012	2011	March 31, 2012

Net income	$3,531	$23,871	$7,664
Income tax expense (benefit)	1,054	(29,146)	(2,854)
Interest expense, net	11,059	13,808	47,448
Depreciation and amortization	17,922	17,372	70,441

EBITDA	33,566	25,905	122,699

Software maintenance reimbursement and other costs (1)	640	247	2,963
Equity income (2)	(66)	—	569
Compensation and benefits (3)	2,507	101	18,376
Pro forma VRP benefits (4)	—	1,583	3,168
Transaction, refinancing and other non-recurring fees (5)	1,257	4,184	5,088
Management fees (6)	745	624	2,653
Purchase accounting (7)	(143)	1,048	(1,584)

Adjusted EBITDA	$38,506	$33,692	$153,932

(1)	Primarily represents reimbursements received for certain software maintenance expenses as part of the Merger.
(2)	Represents CONTADO’s non-cash equity income. In addition, for the last twelve months period includes cash dividends received during 2011.
(3)

For the three months ended March 31, 2012 mainly represents a one-time payment of $2.2 million as a result of the former CEO’s employment modification agreement. For the last twelve months period, also includes a one-time cost related to the Voluntary Retirement Program (“VRP”). All periods include other adjustments related to non-cash equity based compensation.

(4)

Adjustment represents the pro forma effect of expected net savings in compensation and benefits related to employees that participate in the VRP offered by the Company during the third quarter of 2011.

(5)

Primarily related to non-recurring fees to support additional requirements of a stand-alone entity and to certain other adjustments permitted under the credit facility and indenture agreements. For quarter ended March 31, 2011, also includes costs related to the refinancing of our senior secured credit facility.

(6)	Represents the management fee payable to the equity sponsors which commenced in January 2011.
(7)

Represents the elimination of the effects of purchase accounting in connection with (i) certain customer service and software related arrangements where EVERTEC receives reimbursements from Popular, and (ii) for 2011 EVERTEC’s rights and obligations to buy equity interest in CONTADO.